EXHIBIT 23.1

            Item 14.c Exhibit 23.1 Consent of Price Waterhouse LLP


      We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-68376, 33-99852 and 333-4160) and in the Registration Statement on Form S-8 (No. 33-68354) of Industrial Holdings, Inc. of our report dated March 5, 1997 appearing on Page F-2 of this Form 10-K.

PRICE WATERHOUSE LLP

Houston, Texas
March 27, 1997